UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 28, 2009, Oscient Pharmaceuticals Corporation (the “Company”) entered into a first amendment (the “Amendment”) to its Note Amendment and Exchange Agreement dated November 17, 2003 with the holders of approximately $16.8 million of the $17.0 million outstanding principal and accrued interest of the Company’s 5% Convertible Promissory Notes due in 2009 who are identified in the Amendment filed as Exhibit 10.1 to this report and incorporated herein by reference. The Amendment extends for these holders the maturity date of the 5% Convertible Promissory Notes due 2009 from February 6, 2009 to December 1, 2009 and lowers the conversion price at which such holders may convert such notes into shares of the Company’s common stock to $1.10 (the “New 2009 Notes”). The Amendment also provides these holders the option, at their election, to exchange the New 2009 Notes for the Company’s 12.50% Convertible Guaranteed Senior Notes dues 2011 in a principal amount equal to the principal amount of the New 2009 Notes plus accrued interest thereon. The 12.50% Convertible Guaranteed Senior Notes due 2011 will have the same terms and security interest and be issued under the same indenture as the notes issued in the Company’s exchange offer completed on November 25, 2008, as described in the Company’s Form 8-K filed November 28, 2008.

In the Amendment, the Company also agreed to file a registration statement within 20 business days of the date of the Amendment relating to the resale of the 12.50% Convertible Guaranteed Senior Notes due 2011 and the common stock issuable upon conversion thereof. If (i) the Company fails to file the registration statement within 20 business days, (ii) the registration statement does not become effective within 120 days, or (iii) the effectiveness of the registration statement is suspended for more than 90 days, the Company will incur liquidated damages in the form of increased principal in the amount of 0.5% of the aggregate principal amount of the New 2009 Notes for each 20 day period beyond such time periods under (i), (ii) or (iii). In no event will the Company be liable for liquidated damages payments for a time period of greater than 180 days.

The Company also agreed to reimburse the holders party to the Amendment for their reasonable legal fees relating to the transaction and registration rights.

On January 29, 2009 the Company issued a News Release announcing the Amendment referenced herein. A copy of the News Release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 with respect to the New 2009 Notes is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 with respect to the New 2009 Notes, the 12.50% Convertible Guaranteed Senior Notes due 2011 and the shares issuable upon the conversion thereof is incorporated herein by reference.

The New 2009 Notes, the 12.50% Convertible Guaranteed Senior Notes due 2011 and the shares issuable upon the conversion thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon an exemption provided under Section 4(2) of the Securities Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment No. 1 to the Note Amendment and Exchange Agreement dated January 28, 2009.

99.1	News Release issued by the Company on January 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2009